LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING
FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 477-3118 info@BerkmanAssociates.com

Trio-Tech First Quarter Revenue Increases 10.8% to $9.7 Million
Net Loss Narrows to $17,000 From $804,000
    Van Nuys, CA -- November 19, 2012 -- Trio-Tech International (NYSE MKT:TRT) today announced financial results for the first quarter of fiscal 2013, highlighted by higher revenue and a sharply reduced net loss compared to the first quarter of fiscal 2012.

    For the three months ended September 30, 2012, revenue increased 10.8% to $9,747,000 compared to revenue of $8,799,000 for the first quarter of the prior fiscal year.  The net loss attributable to Trio-Tech common shareholders for the first quarter of fiscal 2013 narrowed to $17,000, or $0.01 per share.  This compares to a net loss for the first quarter of fiscal 2012 of $804,000, or $0.24 per share.

    "Our first quarter results continue the trend of improved performance in our core semiconductor test equipment manufacturing and testing services businesses that began in the third quarter of fiscal 2012.  While these businesses can be volatile and difficult to predict, we are confident we will be able to address any challenges in our testing and manufacturing operations during fiscal 2013.  The company also is benefiting from our close attention to costs, as evidenced by the sharp reduction in operating expenses in the first quarter," said SW Yong, Trio-Tech's CEO.

    Revenue from product sales increased to $5,636,000 for this year's first quarter compared to $3,116,000 for the first quarter of fiscal 2012.  Revenue from testing services increased to $3,909,000 for the first quarter of fiscal 2012 compared to $3,291,000 for the prior fiscal year.  Revenue in the real estate segment decreased to $30,000 for the first quarter of fiscal 2013 compared to $47,000 for the first quarter of fiscal 2012.

    Revenue from the Company's oil and gas equipment fabrication business decreased to $172,000 for the first quarter of fiscal 2013 compared to $2,345,000 for the same period last year.  During October 2012, the subsidiary served notice to terminate the lease on the fabrication yard in Batam, Indonesia.

    Overall gross margin as a percentage of revenue for the first quarter of fiscal 2013 increased to 18.1% compared to 15.9% for the first quarter of fiscal 2012.  Product segment gross margin decreased to 10.8% compared to 16.3% for the first quarter of fiscal 2012.  Gross margin in the real estate segment decreased to negative 10.0% compared to 44.7% for the first quarter of fiscal 2012. Gross margin in fabrication services was negative 43.6% for the first quarter of fiscal 2013 compared to 9.1% for the first quarter of fiscal 2012.

    General and administrative expenses decreased 13.1% to $1,824,000 for the first quarter of fiscal 2013 compared to $2,098,000 for the first quarter of fiscal 2012.  Total operating expenses decreased 12.7% to $2,026,000 compared to $2,321,000 last year.

    The loss from operations for the first quarter of fiscal 2013 was $262,000 compared to a loss from operations of $921,000 for the first quarter of fiscal 2012.

Trio-Tech First Quarter Revenue Increases 10.8% to $9.7 Million
November 19, 2012
Page Two

Balance Sheet Highlights

As of September 30, 2012, Trio-Tech reported cash and cash equivalents, restricted term deposits and short-term deposits of $5,868,000, working capital of $4,782,000, short-term lines of credit and short-term and long-term loans payable of $8,940,000, and shareholders' equity of $21,042,000, or $6.40 per outstanding share.

In comparison, at June 30, 2012 Trio-Tech reported cash and cash equivalents, restricted term deposits and short-term deposits of $5,267,000, working capital of $5,196,000, short-term lines of credit and short-term and long-term loans payable of $7,744,000, and shareholders' equity of $20,556,000, or $6.25 per outstanding share.

About Trio-Tech

Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, oil and gas equipment fabrication and real estate.  Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, www.shi-international.com and www.ttsolar.com.

Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company.  In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward-looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward-looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology.  Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)
	Three Months Ended September 30,
Revenue	2012	2011
Products	$5,636	$3,116
Testing Services	3,909	3,291
Fabrication Services	172	2,345
Other	30	47
	9,747	8,799
Costs of Sales
Cost of products sold	5,026	2,607
Cost of testing services rendered	2,677	2,634
Cost of fabrication services rendered	247	2,132
Other	33	26
	7,983	7,399
Gross Margin	1,764	1,400
Operating Expenses:
General and administrative	1,824	2,098
Selling	132	144
Research and development	73	75
Gain (Loss) on disposal of property, plant and equipment	(3)	4
Total operating expenses	2,026	2,321
Loss income from Operations	(262)	(921)
Other (Expenses) Income
Interest expense	(85)	(61)
Other income, net	182	44
Total other (expenses) income	97	(17)
Loss from Continuing Operations before Income Taxes	(165)	(938)
Income Tax Benefit (Expense)	124	(37)
Loss from Continuing Operations before Non-controlling Interest, net of tax	(41)	(975)
Equity in loss of unconsolidated joint venture, net of tax	--	(11)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	--	(1)
NET LOSS	$(41)	$(987)
Less: Net (loss) income attributable to the non-controlling interest	24	(183)
Net Loss attributable to Trio-Tech International	(17)	(804)

Net Loss Attributable to Trio-Tech International:
Loss from continuing operations, net of tax	(17)	(803)
Loss from discontinued operations, net of tax	--	(1)
Net Loss Attributable to Trio-Tech International	$(17)	$(804)
Comprehensive Loss Attributable to Trio-Tech International:
Net loss	$(41)	$(987)
Foreign currency translation, net of tax	555	(534)
Comprehensive Loss	(514)	(1,521)
Less: Comprehensive income (loss) attributable to non-controlling Interest	98	(218)
Comprehensive Income (Loss) Attributable to Trio-Tech International	416	(1,303)
Basic and Diluted loss per share from continuing operations	$(0.01)	$(0.24)
Basic and Diluted loss per share from discontinued operations	--	--
Basic and Diluted Loss per Share	$(0.01)	$(0.24)
Weighted Average Shares Outstanding - Basic and Diluted	3,288	3,288

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Sep. 30,	June 30,
	2012	2012
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash & cash equivalents	$2,088	$1,572
Short-term deposits	253	250
Trade accounts receivable, net	11,036	11,311
Other receivables	720	962
Loan receivables from property development projects	1,112	1,101
Inventories, net	1,817	2,324
Prepaid expenses and other current assets	480	406
Assets held for sale	135	130
Total current assets	17,641	18,056

INVESTMENT IN UNCONSOLIDATED JOINT VENTURE	773	765
INVESTMENT PROPERTY IN CHINA, Net	1,807	1,815
PROPERTY, PLANT AND EQUIPMENT, Net	13,690	13,193
OTHER ASSETS	832	776
RESTRICTED TERM DEPOSITS	3,527	3,445
TOTAL ASSETS	$38,270	$38,050

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Lines of credit	$4,887	$3,605
Accounts payable	3,658	4,834
Accrued expenses	2,886	3,011
Income taxes payable	468	469
Current portion of bank loans payable	784	766
Current portion of capital leases	176	175
Total current liabilities	12,859	12,860

BANK LOANS PAYABLE, net of current portion	3,269	3,373
CAPITAL LEASES, net of current portion	192	221
DEFERRED TAX LIABILITIES	363	497
OTHER NON-CURRENT LIABILITIES	545	543
TOTAL LIABILITIES	17,228	17,494

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,321,555 shares issued and outstanding at September 30, 2012, and June 30, 2012, respectively	10,531	10,531
Paid-in capital	2,442	2,431
Accumulated retained earnings	2,670	2,687
Accumulated other comprehensive gain-translation adjustments	3,620	3,187
Total Trio-Tech International shareholders' equity	19,263	18,836
NON-CONTROLLING INTEREST	1,779	1,720
TOTAL EQUITY	21,042	20,556

TOTAL LIABILITIES AND EQUITY	$38,270	$38,050